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                                                                EXHIBIT 10.35


                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278



                                  July 16, 1998



Mr. Phillip A. Bounsall
Brightpoint, Inc.
6402 Corporate Drive
Indianapolis, Indiana 46278


              RE: EMPLOYMENT AGREEMENT DATED AS OF JANUARY 1, 1997 BETWEEN BRIGHTPOINT, INC. (THE "EMPLOYER" OR "COMPANY") AND PHILLIP
                   A. BOUNSALL (THE "EMPLOYEE")


Dear Mr. Bounsall:

              The purpose of this letter is to clarify and amend the Agreement and to provide consistency in the employment terms of senior management of the Company. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

                   1. Section 1 is hereby amended to provide that the Effective Date (as such term is defined in such agreement) shall be the date of this amendment letter.

                   2. Section 6.4.2(a) is amended by adding the following language at the end of the provision:

              "; provided, however, that no Change of Control shall be deemed to have occurred for purposes of this Agreement if such person or entity acquires 15% or more of the voting securities of the Employer (a) as a result of a combination of the Employer or a wholly-owned subsidiary of Employer with another entity owned or controlled by such persons or entity (whether effected by a merger, sale of assets or exchange of stock or otherwise) (the "Combination") and (b) after completion of the Combination and for a period of not less than twelve (12) months thereafter (i) executive officers of the Employer (as designated in the Employer's most recent Annual Report on Form 10-K or its most recent Proxy Statement filed with the Securities and Exchange Commission with respect to its Annual Meeting of Stockholders) immediately prior to


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         the Combination constitute not less than 50% of the executive officers of the Employer after the Combination or (ii) the members of the Board of Directors of Employer immediately prior to the Combination constitute not less than 50% of the membership of the Board of Directors of the Employer after the Combination. For purposes of calculating the executive officers of the Employer after the Combination, those executive officers who are terminated by the Employer for Cause or who terminate their employment without Good Reason shall be excluded from the calculation entirely."

                   3. Section 9(d)(ii) is hereby amended by deleting subsection
(A) in its entirety and replacing it with the following subsections:

                      (A) if the Employee, without Good Reason, terminates his employment at any time within twelve months after a Change of Control, or if, prior to and not as a result of a Change of Control, the Employee's employment is terminated either by the Employee for Good Reason or by the Employer other than pursuant to Sections 6.2 or 6.3 hereof, a lump sum amount equal to the highest of (a) $450,000 or (b) total compensation (including the value of all perquisites, such as health and life insurance and car allowance, etc.) received or earned by the Employee from the Employer during the twelve months prior to the Termination Date, multiplied by three (3), or

                      (B) if after or as a result of a Change of Control, the Employee's employment is terminated either by the Employee for Good Reason or by the Employer other than pursuant to Sections 6.2 or 6.3 hereof, a lump sum amount equal to three (3) times the total compensation received or earned (including the value of all perquisites, such as health and life insurance and car allowance, etc.) and the value of all stock options granted to the Employee by the Employer during the twelve (12) months prior to such Date of Termination (in case of either (ii)(A) or (ii)(B), "Severance Pay"), and "

         4. A new Section 9(d)(iv) is added, reading as follows:

         "(iv) The value of the stock options described above will be determined using a Black-Scholes valuation methodology by an investment bank reasonably acceptable to both Company and Employee. The fees for such valuation will be paid by the Company".

         5. A new Section 9(h) is added, reading as follows:

         "(h) (A) Upon the occurrence of a Change of Control, (B) if in breach of this Agreement, the Employer shall terminate the Employee's employment other than pursuant



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         to Sections 6.2 or 6.3 hereof (it being understood that a purported termination pursuant to Section 6.2 or 6.3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Employer in breach of this Agreement), or (C) if the Employee shall terminate his employment for Good Reason at any time, then notwithstanding the vesting and exercisability schedule in any stock option agreement between Employer and Employee, all unvested stock options granted by the Employer to the Employee pursuant to such agreement shall immediately vest and become exercisable."

         Except as set forth herein, the Employment Agreement remains in full force and effect. Please confirm your agreement to the foregoing by executing the enclosed copy of this letter where indicated.

                                       Very truly yours,

                                       BRIGHTPOINT, INC.


                                       By: /s/ Steven E. Fivel
                                           -------------------------------
                                           Name: Steven E. Fivel
                                           Title: Executive Vice President
                                           Date: July 16, 1998


Agreed and Accepted By:

/s/ Phillip A. Bounsall
------------------------
    Phillip A. Bounsall



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